N E W S R E LE A S E
Exhibit 99.1
Alpha Natural Resources, Inc.
FOR IMMEDIATE RELEASE
Contact: Ted Pile (276) 623-2920
Alpha Natural Resources Substantially Completes Previously Announced OTC
Review; Expects to File Second-Quarter Form 10-Q by August 21
ABINGDON, Va., August 14, 2006—Alpha Natural Resources, Inc. (NYSE: ANR), a leading Appalachian coal producer, today announced that it intends to file a Form 12b-25 with the U.S. Securities and Exchange Commission providing for a five calendar-day extension for submitting its quarterly report on Form 10-Q for the quarter ended June 30, 2006. Alpha intends to file the 10-Q no later than Monday, August 21, 2006. At that time, Alpha also intends to issue its full second-quarter 2006 earnings release, including summary financial statements and related analysis. The company reported preliminary second quarter 2006 financial results on August 1, 2006 and held a conference call for investors and analysts at that time.
As previously announced, Alpha and its independent auditors have undertaken a review of the manner in which the company accounts for certain purchases and sales on the over-the-counter (OTC) coal market under SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities.” This review is now substantially complete, and Alpha expects to record accounting adjustments related to these OTC transactions in the second quarter of 2006 that are expected to increase net income by approximately $2.7 million, or approximately $0.04 per diluted share. Alpha expects to record these adjustments, as well as future mark-to-market gains or losses on purchase and sales transactions in the OTC coal market that meet the definition of a derivative, in “Coal revenues” and “Cost of coal sales,” as applicable. These adjustments will only affect the timing of the recognition of income or losses on the relevant contracts and will not affect the underlying economics or cash flow of those transactions. The company has assessed the impact of these adjustments and does not believe these amounts are material to any previously issued financial statements or to its expected full year results for 2006.
In connection with the delay in filing the Form 10-Q report, certain subsidiaries of Alpha have requested and received a waiver from lenders under the company’s credit facility of the second-quarter reporting deadline and related provisions under the credit facility while the company completes its filing obligations. Under the credit facility, certain subsidiaries of Alpha are required to furnish quarterly financial statements to the lenders within 45 days after the end of each of the first three fiscal quarters of each year (or by August 14, 2006 for the second quarter of 2006).
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Alpha Natural Resources, Inc.
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About Alpha Natural Resources
Alpha Natural Resources is a leading producer of high-quality Appalachian coal. Including the newly acquired Progress operations, approximately 91 percent of the company’s reserve base is high Btu coal and 84 percent is low sulfur, qualities that are in high demand among electric utilities which use steam coal. Alpha is also one of the nation’s largest producers and exporters of metallurgical coal, a key ingredient in steel manufacturing. Alpha and its subsidiaries currently operate mining complexes in four states, consisting of 67 mines feeding 12 coal preparation and blending plants. The company and its subsidiaries employ more than 3,700 people.
ANRG
Forward Looking Statements
Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Alpha Natural Resources, Inc. (“Alpha” or “the company”) uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “should,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on Alpha’s expectations and beliefs concerning future events affecting the company and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These factors are difficult to accurately predict and may be beyond the control of the company. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the finalization of Alpha’s and its independent auditor’s review of Alpha’s accounting for certain purchases and sales on the OTC coal market under SFAS 133. These and other additional risk factors and uncertainties are discussed in greater detail in the company’s Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Forward-looking statements made by the company in this news release or elsewhere speak only as of the date made. New uncertainties and risks come up from time to time, and it is impossible for the company to predict these events or how they may affect the company. The company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.
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